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AXIM® Biotechnologies Signs Commercialization Agreement With Leading Healthcare Solutions Company for Global Distribution, Sales of Ophthalmic Diagnostics Solutions

Company to Sell, Distribute AXIM’s Readers and Three Proprietary Tests Designed for Diagnosis of Dry Eye Disease Globally Through New Agreement

SAN DIEGO, September 19, 2022 (GLOBE NEWSWIRE) -- AXIM Biotechnologies, Inc. (OTCQB: AXIM) (“AXIM Biotech,” “AXIM” or “the Company”), an international healthcare solutions company targeting ocular surface diseases, announced today that it has signed an exclusive commercial partnership agreement with Verséa Holdings, Inc. (“Verséa”), one of the fastest growing healthcare companies in the US, for the sale and distribution of its proprietary ocular diagnostic solutions globally.

The agreement will provide Verséa with the exclusive right to commercialize AXIM’s proprietary portfolio of point-of-care (POC) lab tests as well as its associated reader, creating a significant commercial opportunity. The agreement includes three of AXIM’s key biomarker tests: the Ocular Immunoglobulin E (IgE) test, the Lactoferrin test, and the future MMP-9 test. Each test is designed for use at the point of care and is read by AXIM’s associated test reader system. Each test requires the collection of 0.5 microliters in tears and provides quantitative results in under 10 minutes, an industry-leading return time. Verséa plans to launch both the novel IgE and Lactoferrin tests at the 2022 American Academy of Ophthalmology and Optometry conferences. The MMP-9 test is anticipated to follow in the next 18-24 months. In recent months, AXIM has been preparing for the scaling of production of its tests in anticipation of such an agreement as the one reached with Verséa and is now prepared to support new orders associated with the agreement and subsequent launch.

“This is an exciting day for AXIM, one that has been years in the making – this is the moment where we move from a development-stage biotech company to a revenue generating healthcare organization,” said John W. Huemoeller II, Chief Executive Officer of AXIM® Biotech. “Since the development of our novel ocular diagnostic tests and subsequent success in proving their effectiveness, rather than building an internal team to commercialize the tests, we have been searching for a partner with a solid commercial infrastructure and a firm commitment to eye care who was capable of bringing our tests to clinical offices on a global scale. I am more than confident we have found that partner in Verséa. With existing sales channels to support their human amniotic membrane therapeutics, Verséa has expressed strong support for our business and a true excitement for adding our technology to their expanding portfolio of healthcare solutions. I personally believe that together, we will be able to change the landscape of dry eye disease diagnosis.”

The agreement is an illustration of Verséa’s recent commitment to the eye care space following its appointment of Dr. Rob Sambursky, MD, as their President of Corporate and Verséa Ophthalmics, a new business division set to provide innovative solutions for the diagnosis, treatment and management of ocular surface diseases.

“We are honored to be selected as AXIM’s partner in the commercialization of their truly revolutionary suite of diagnostic solutions,” said Sean Fetcho, CEO and co-founder of Verséa. “With exclusive global licensing rights to AXIM’s Eye Diagnostics portfolio, Verséa will be introducing a new innovative, rapid, tear-based, POC lab-testing platform designed specifically to assist eye-care clinicians in detecting and quantifying a variety of biomarkers associated with external ocular disorders.”

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The President of Verséa Ophthalmics, Dr. Sambursky, MD, explained the significance of the new diagnostic technology: “Mild allergic conjunctivitis is frequently confused with dry eye, while more severe allergic disease is frequently misdiagnosed as viral conjunctivitis; yet the appropriate clinical management and treatments are different. The AXIM diagnostic technology will allow eye doctors to not only identify and differentiate clinically overlapping conditions but also drive more targeted therapeutic interventions. Having access to real-time quantitative results (a specific number) at the office visit will significantly help to confirm therapeutic impact, leading to overall improved personalized patient care.”

Lactoferrin is a protein contained in tears that protects the ocular surface with its antimicrobial and anti-inflammatory properties. Lower concentrations of lactoferrin have been demonstrated in patients with dry eye, which is associated with decreased aqueous tear production. Ocular Immunoglobulin E (IgE) is a biomarker for allergies and a key biomarker primarily associated with allergic conjunctivitis. Both tests are FDA-cleared and have dedicated Medicare CPT codes.

The third test, a quantitative tear Matrix Metalloproteinase 9 (MMP-9) test, is a significant advancement in the measurement of the intensity of inflammation affecting dry eye patients. Being a quantitative test for MMP-9, this test allows for a more objective classification and management of dry eye disease as well as subsequent pre-surgical and post-surgical therapeutic guidance. Post-surgical complications, such as worsening symptoms of dry eye and refractive error, may be mitigated by identifying and treating dry eye prior to cataract and refractive surgery corneal measurements.

To learn more, please visit https://aximeye.com/ .

About AXIM® Biotechnologies

Founded in 2014, AXIM® Biotechnologies, Inc. (AXIM) is a vertically integrated research and development company focused on improving the landscape for the diagnosis of ophthalmological conditions such as Dry Eye Disease (DED) through rapid diagnostic tests. The Company owns two of the only five FDA Cleared Diagnostic tests for Dye Eye Disease. For more information, please visit www.AXIMBiotech.com .

About Verséa Holdings, Inc.

Verséa Holdings, Inc. (“Verséa”) headquartered in Tampa, FL, is a U.S. healthcare company founded by experienced business executives and prominent scientific medical experts with a combined 350+ years of experience, all committed to transforming scientific discoveries into applicable healthcare & wellness solutions that are critical to improving patients’ lives. To learn more, visit: www.versea.com.

Forward-Looking Statements

The statements made by Axim Biotechnologies Inc., in this press release may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Axim’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Axim Biotechnologies, Inc. Actual results could differ materially from those projected due to there being no assurance that our diagnostic candidate will ever be approved for use by the U.S. FDA or any equivalent foreign regulatory agency. Further,

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Axim’s eye care diagnostic products that are FDA cleared may not be manufactured in large enough quantities or that third parties with established eye care physicians will enter into agreements or purchase from the Company, and even if the Company’s diagnostic candidates are successful, they may generate only limited revenue and profits for the Company. Various other factors are detailed from time to time in Axim’s SEC reports and filings, including our Annual Report on Form 10-K filed on April 15, 2022, and other reports we file with the SEC, which are available at www.sec.gov. Axim Biotechnologies, Inc., undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

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